UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Clearway Energy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CWEN.A	New York Stock Exchange
Class C Common Stock, par value $0.01	CWEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Christopher S. Sotos informed Clearway Energy, Inc. (the “Company”) on April 30, 2024 that, effective as of June 30, 2024, he will move on from his position as President and Chief Executive Officer of the Company and resign from his role as a member of the Board of Directors (the “Board”) of the Company. On June 20, 2024, the Company entered into a Consulting Agreement with Mr. Sotos (the “Consulting Agreement”), pursuant to which, effective July 1, 2024 (the “Effective Date”), Mr. Sotos will provide certain transition, advisory and consulting services (the “Services”) to the Corporate Governance, Conflicts and Nominating Committee of the Board. The Consulting Agreement will commence on the Effective Date and continue for two months until August 31, 2024, and thereafter will automatically renew for successive two-month terms unless terminated earlier by either party in accordance with the terms thereof.

Pursuant to the Consulting Agreement, Mr. Sotos will be paid, as compensation for the Services, (i) a fee of $33,334 for each two-month term under the Consulting Agreement and (ii) in the event Mr. Sotos performs Services in excess of 20 hours in any two-month period, a prorated amount for such excess hours at an hourly rate of $1,500. Mr. Sotos will also be reimbursed for certain reasonable and actual out-of-pocket expenses incurred in performing the Services.

The Consulting Agreement contains a non-disclosure of confidential information provision and provides that the restrictive covenants set forth in Mr. Sotos’ Amended and Restated Employment Agreement, dated as of September 23, 2021, as amended, superseded or supplemented by the Separation and General Release, dated as of April 30, 2024, between the Company and Mr. Sotos, will remain in effect with respect to Mr. Sotos.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement by and between Clearway Energy, Inc. and Christopher Sotos, dated June 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date: June 25, 2024